                                                                   Exhibit 99.06
                    CONSENT OF DEUTSCHE BANK SECURITIES INC.



                                                 July 27, 1999


Board of Directors
Witco Corporation
One American Lane
Greenwich, CT  06831

Members of the Board of Directors:

                  We hereby consent to the use of our name and to the description of and references to our opinion letter, dated May 31, 1999 to the Board of Directors of Witco, in and to the inclusion of such opinion letter as Appendix F to, the Proxy Statement Prospectus which forms a part of the Registration Statement on Form S-4 filed by CK Witco Corporation with the Securities and Exchange Commission. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under, or that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.



                                              Very truly yours,

                                              /s/ DEUTSCHE BANK SECURITIES INC.

                                              DEUTSCHE BANK SECURITIES INC.